Exhibit 10.1

FIRST AMENDMENT TO THE RESTRICTED STOCK UNIT AWARD

UNDER THE 2004 LONG-TERM INCENTIVE PLAN OF FOSSIL, INC.

This FIRST AMENDMENT TO THE RESTRICTED STOCK UNIT AWARD (this “Amendment”), dated as of October 26, 2012, is made and entered into by Fossil, Inc., a Delaware corporation (the “Company”).  Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the 2004 Long-Term Incentive Plan of Fossil, Inc. (the “Plan”) and the Restricted Stock Unit Award granted to Mark Quick (the “Participant”) on March 15, 2008 (the “Award”).

WITNESSETH:

WHEREAS, Section 15 of the Award authorizes the Company to amend the Award without the Participant’s written consent if the amendment is in writing, delivered to the Participant, and does not adversely affect the Participant’s rights under the Award;

WHEREAS, the Company desires to amend the Award to permit continued vesting of the Restricted Stock Units when the Participant, who is an employee, becomes a nonemployee director; and

WHEREAS, the Company has determined that the amendment set forth herein would not adversely affect the Participant’s rights under the Award;

NOW THEREFORE, effective October 26, 2012, the Company hereby amends the Award as follows:

1.                                      Section 2 is amended by deleting the first full paragraph of said Section in its entirety and substituting in lieu thereof the following:

2.                                      Vesting.  If the Participant continuously provides services to the Company or a Subsidiary as either an employee or a nonemployee member of the Company’s board of directors through each Vesting Date set forth in the Notice of Grant, the Restricted Stock Units shall vest (it being understood that Units shall vest cumulatively), and the Company shall electronically register one share of Common Stock in the Participant’s name for each vested Unit.

2.                                      Section 3 is amended by deleting said Section in its entirety and substituting in lieu thereof the following:

3.                                      Termination upon Termination of Service.  In the event that the Participant suffers a “Termination of Service” from the Company and its Subsidiaries before a Vesting Date for any reason other than death, the unvested Restricted Stock Units granted pursuant to this Agreement shall be forfeited. A “Termination of Service” means that the Participant ceases to provide any services to the Company and its Subsidiaries as either an employee or a nonemployee member of the Company’s board of directors.

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name by its duly authorized officer this 26th day of October, 2012, to be effective as indicated above.

FOSSIL, INC.

By:	/s/ Darren E. Hart

Name:	Darren E. Hart

Title:	Executive Vice President, HR